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                                                                  Exhibit 10.28


                            LONE STAR TECHNOLOGIES, INC.
                      PHANTOM STOCK DEFERRED COMPENSATION PLAN


PURPOSE: The purpose of the Plan is to set forth the terms and conditions of the phantom stock deferred compensation arrangement that Lone Star Technologies, Inc. (the "Company") has made available to its non-employee directors since 1986. The Plan and the attached form of deferred compensation agreement incorporated herein in its entirety fix in advance the specific terms of the grant and cash settlement of phantom stock rights in satisfaction of the requirements of Rule 16b-3 of the Securities and Exchange Commission. That rule exempts all transactions contemplated by the Plan from the short-swing profits liability provisions of Section 16(b) of the Securities Exchange Act of 1934.

PARTICIPATION: Any director of the Company who is entitled to receive compensation from the Company for serving on its Board of Directors may participate in the Plan. An eligible director who elects to have his compensation deferred under the Plan shall notify the Company's Secretary of his election. The first calendar quarter's compensation that can be deferred by an electing director will be the calendar quarter in which that director gives his notification to the Secretary; provided, however, that if the notification is given after the date of the last scheduled Board of Directors meeting in a calendar quarter, the director's compensation for the next calendar quarter will be the first to be deferred under the Plan. Upon receiving the director's notification, the Company and the director will enter into a deferred compensation agreement in the form attached to the Plan (the "Agreement"), all of the terms and conditions of which are hereby incorporated into the Plan. The form of the Agreement shall not be modified in any way without the prior approval of the Board of Directors.

DIRECTOR'S ACCOUNT AND DIRECTOR'S ACCOUNT PAYMENTS: A Director's Account, as defined in the Agreement, shall be credited with deferred compensation units ("Units") in the manner set forth in the Agreement, and adjustments to the Units in the event of a stock split, dividend, combination or reclassification shall be made in accordance with the Agreement. Payments to a director or his estate upon his ceasing to be a director of the Company shall be made in accordance with the Agreement.

CESSATION OF DEFERRALS: A director may elect to cease deferring his compensation under the Plan in the manner specified in the Agreement.

AMENDMENT AND TERMINATION OF THE PLAN: The Board of Directors of the Company reserves the right at any time to modify or terminate the Plan, except that the Board of Directors may not impair any deferrals of compensation already made under the Plan.


Adopted by LST Board on September 22, 1998.
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                                    PHANTOM STOCK
                          DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT, made and executed to be effective as of ____________, _____, by and between LONE STAR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and _________________________ ("Director"), sets out the terms and conditions for the deferred payment by the Company to Director of compensation Director is to receive for his services as a member of the Board of Directors of the Company after ____________________, ______. This Agreement is subject to all of the terms and conditions of the Lone Star Technologies, Inc. Phantom Stock Deferred Compensation Plan, as it may be modified from time to time or terminated at any time by the Board of Directors of the Company.

     1. DIRECTOR'S ACCOUNT. Company shall establish and maintain on its books a deferred compensation account in the name of Director (the "Director's Account"). On ____________________, _____, and on the last day of each succeeding calendar quarter with respect to which Director's compensation is deferred, Director's Account shall be credited with the number of deferred compensation units ("Units") which results from dividing all of the compensation Director is entitled to receive for his services rendered during the calendar quarter then ended as a member of the Board of Directors, including Board and committee meeting fees, by the closing price per share of the Company's Common Stock in the open market as of such date (if such stock was traded in the open market on such date, but if not, then the closing price per share of such stock in the open market as of the earliest preceding date such stock was traded in the open market). If the Company effects a split of its shares of Common Stock or pays a dividend in the form of shares of the Company's Common Stock, or if the outstanding shares of the Company's Common Stock are combined into a smaller number of shares, the Units then credited to Director's Account shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding shares of the Company's Common Stock resulting from such split, dividend or combination. In the event of a reclassification of shares of the Company's Common Stock not covered by the foregoing, or in the event of the liquidation or reorganization of the Company, the Board of Directors of the Company shall make such adjustments, if any, to Director's Account as such Board may deem appropriate.

     2. DIRECTOR'S ACCOUNT PAYMENTS. On the last day of the calendar quarter during which Director ceases to be a member of the Board of Directors, the Company shall pay to Director (or his estate, in the event of his death) the value of all Units then credited to Director's Account. For the purposes of this Agreement, the value on a specified date of a Unit credited to Director's Account shall be equal to the closing price per share of the Company's Common Stock in the open market on such date (if such stock was traded in the open market on such date, but if not, then the closing price per share of

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such stock in the open market as of the earliest preceding date such stock was traded in the open market).

     3. CESSATION OF DEFERRALS. Before the last day of any calendar quarter Director may elect to cease deferring his compensation which would otherwise become subject to this Agreement by filing written notice of such election with the Company's Secretary. Such an election shall cease the deferral of compensation under this Agreement, effective as of the first day of the calendar quarter in which the election is made, but shall not affect the terms and conditions of this Agreement with respect to the Units credited to Director's Account as of the date such election becomes effective.

     4. NONASSIGNABILITY. No right or interest of Director under this Agreement may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of Director.

     5. NATURE OF AGREEMENT. The Units credited to Director's Account under this Agreement are only fictional devices for determining an amount of compensation to be paid in cash to or with respect to Director. The obligation to pay such compensation to or with respect to Director which arises under this Agreement is unfunded and no provision of this Agreement shall be deemed or construed to create a trust fund of any kind or to grant Director an actual interest in any share of the Company's Common Stock or a security interest of any kind. All payments under this Agreement shall be made by the Company out of its general assets, and to the extent that Director or his estate acquires any right to receive payments from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     IN WITNESS WHEREOF, this Agreement has been executed on _________________, _____, to be effective as of the date first written above.

                                       LONE STAR TECHNOLOGIES, INC.



                                       By
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                       ---------------------------------------
                                       [Name of Director]



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